Exhibit 99.1

CONTACT:	Investors	Media
	EVC GROUP	EVC GROUP
	Douglas Sherk, (415) 896-6820	Chris Toth, (415) 896-6820
Jennifer Beugelmans, (415) 896-6820

   STAAR SURGICAL ANNOUNCES CLOSING OF COMMON STOCK OFFERING

MONROVIA, Calif., April 11, 2005 — STAAR Surgical Company (Nasdaq: STAA) today announced that it has closed the sale of 4.1 million shares of its common stock at $3.50 per share, for gross proceeds of $14.35 million in a private placement to certain institutional investors. Pacific Growth Equities, LLC acted as the exclusive placement agent for the transaction.

This release is not an offer to sell, or a solicitation of an offer to buy securities, nor shall there be any sale of the company’s securities in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.

About STAAR Surgical

STAAR Surgical is a leader in the development, manufacture and marketing of minimally invasive ophthalmic products employing proprietary technologies. STAAR’s products are used by ophthalmic surgeons to improve the vision of patients.

Safe Harbor

All statements in this news release that are not statements of historical fact are forward-looking statements. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include The risks and uncertainties include those detailed from time to time in STAAR Surgical Company’s reports filed with the Securities and Exchange Commission. STAAR Surgical Company assumes no obligation to update these forward-looking statements, and does not intend to do so.

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